EXHIBIT 7.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, BHR (Shanghai) Investment Fund IV, L.P., BHR Winwood Investment Management Limited and Hong Kong Praise Tourism Investment Limited agree to the joint filing on behalf of each of them of an Amendment to Statement on Schedule 13D (including any amendments thereto) with respect to the Class A Ordinary Shares of Tuniu Corporation, and further agree that this Agreement be included as an exhibit to such joint filing.

This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

The undersigned, being duly authorized, hereby execute this Agreement this July 18, 2016.

HONG KONG PRAISE TOURISM
INVESTMENT LIMITED

By:	/s/ Kai Li
Name:	Kai Li
Title:	Director

BHR (SHANGHAI) INVESTMENT FUND IV, L.P.

By:	BEIJING JINGLVSHENGHONG
INVESTMENT MANAGEMENT CO., LTD

Its:	GENERAL PARTNER

By:	/s/ Jie Zhu
Name:	Jie Zhu
Title:	Legal Representative

By:	BHR RUILA (SHANGHAI) INVESTMENT MANAGEMENT CO., LTD

Its:	GENERAL PARTNER

By:	/s/ Chengang Zhu
Name:	Chengang Zhu
Title:	Executive Director

BHR WINWOOD INVESTMENT MANAGEMENT LIMITED

By:	/s/ Jie Zhu
Name:	Jie Zhu
Title:	Director